Exhibit 99.1

FORM OF PROXY CARD
IDEATION ACQUISITION CORP.
SPECIAL MEETING OF STOCKHOLDERS
October 27, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF IDEATION ACQUISITION CORP.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS TO EACH PROPOSAL IN THE MANNER DIRECTED HEREIN OR, IF NO DIRECTION IS MADE AS TO A PROPOSAL, WILL BE VOTED “FOR” SUCH PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL PROPOSALS.

The undersigned stockholder of Ideation Acquisition Corp., a Delaware corporation (“Ideation”), having read the Notice of Special Meeting of Stockholders and the proxy statement dated     , 2009, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints Robert N. Fried and Steven D. Rubin, or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the special meeting of stockholders of Ideation to be held at the offices of Akerman Senterfitt, One Southeast 3rd Avenue, Miami, Florida, 33131, at 8:30 a.m. Eastern time, on October 27, 2009, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the proxy statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

(1)	The Charter Amendment Proposal— To approve an amendment to Section D of Article Sixth of Ideation’s Amended and Restated Certificate of Incorporation to provide conversion rights to holders of Ideation common stock issued in Ideation’s initial public offering, which we refer to as IPO Shares, upon approval of the business combination, regardless of whether such holder votes for or against the business combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	The Redomestication Proposal— To approve the corporate redomestication of Ideation as a Cayman Islands exempted company rather than a Delaware corporation. The redomestication will change Ideation’s domicile from Delaware to the Cayman Islands, and will take place only if Proposal 3, set forth below, is approved.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	The Business Combination Proposal— To approve the business combination between ID Cayman and SM Cayman.

THIS PROPOSAL WILL BE PRESENTED ONLY IF PROPOSALS 1 AND 2 ARE APPROVED.

☐ FOR	☐ AGAINST	☐ ABSTAIN

CONVERSION OF IPO SHARES:  You may elect to convert your IPO Shares to cash by voting either “FOR” or “AGAINST” the business combination. Conversion rights will be exercisable only if the business combination is approved. If the business combination is not approved, you will not be able to exercise conversion rights at this time.

If the business combination is approved and you have voted the IPO Shares held by you “FOR” or “AGAINST” Proposal 3, you may exercise your conversion rights with respect to those IPO Shares and demand that Ideation convert those IPO Shares into a pro rata portion of the funds available in trust account by marking the box below and delivering your IPO Shares to Ideation’s transfer agent before the special meeting. You will be entitled to receive cash for these shares only if the business combination is approved and completed and you deliver your IPO Shares to Ideation’s transfer agent before the special meeting. Failure to (a) vote either for or against the Business Combination Proposal, (b) affirmatively request conversion by checking the box below, or (c) deliver your shares to Ideation’s transfer agent before the special meeting will result in the loss of your conversion rights.

I HEREBY EXERCISE MY CONVERSION RIGHTS ☐

CONVERSION RIGHTS WILL BE EXERCISABLE AT THIS
TIME ONLY IF THE BUSINESS COMBINATION IS APPROVED

Please vote on the remaining proposals, which are set forth on the reverse side of this proxy.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Note:  Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, or limited liability company, please sign full corporate or LLC name by duly authorized officer, manager or member giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated:  , 2009

Signature	Signature (if held jointly)

Print Name Here	Print Name Here

IDEATION ACQUISITION CORP.
SPECIAL MEETING OF STOCKHOLDERS
October 27, 2009

PROPOSALS CONTINUED

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL PROPOSALS.

(4)	The Share Increase Proposal— to approve the authorization in ID Cayman’s Memorandum of Association of 1,000,000,000 ordinary shares, as compared to 50,000,000 shares of common stock currently authorized in Ideation’s Amended and Restated Certificate of Incorporation, and 10,000,000 preferred shares, as compared to 1,000,000 shares of preferred stock currently authorized under Ideation’s Amended and Restated Certificate of Incorporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	The Declassification Proposal— to approve in ID Cayman’s Articles of Association the elimination of the classified board currently authorized in Ideation’s Amended and Restated Certificate of Incorporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	The Amendment Proposal— to approve in ID Cayman’s Articles of Association a provision providing that the amendment of either of ID Cayman’s Memorandum of Association or Articles of Association will require a vote of two-thirds of its shareholders voting in person or by proxy at a meeting, as compared to the vote of a majority of the outstanding stock as set forth in Ideation’s Amended and Restated Certificate of Incorporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	The Shareholder Consent Proposal— to approve in ID Cayman’s Articles of Association a provision providing that the ID Cayman shareholders may pass resolutions without holding a meeting only if such resolutions are passed by a unanimous written resolution signed by all of the shareholders entitled to vote, as opposed to the provisions in Ideation’s Amended and Restated Certificate of Incorporation that provide that stockholders may not take action without a meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)	The Corporate Existence Proposal— to approve in ID Cayman’s Memorandum of Association a provision providing for the perpetual existence of the company, as compared to a provision providing for the termination of the company’s existence on November 19, 2009 as set forth in Ideation’s Amended and Restated Certificate of Incorporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(9)	The Share Incentive Plan Proposal— to approve the assumption of the SearchMedia International Limited 2008 Share Incentive Plan and its amendment and restatement as the Amended and Restated SearchMedia Holdings Limited Share Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(10)	The Adjournment Proposal— to approve an adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign your proxy on the reverse side.